Exhibit 5.2

January 8, 2024

VCI Global Limited
KL Eco City, No. 3 Jalan Bangsar
59200 Kuala Lumpur

To whom it may concern:

We have acted as United States counsel to VCI Global Limited, a company incorporated under the laws of the British Virgin Islands (the “Company”), in connection with the filing of a registration statement on Form F-1 (File No. 333-275239) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the following securities of the Company: (i) up to 2,673,796 ordinary shares, no par value (each an “Ordinary Share,” and collectively, the “Ordinary Shares”); (ii) Pre-Funded Warrants (the “Pre-Funded Warrants”) to purchase up to 2,673,796 of Ordinary Shares; (iii) up to 2,673,796Ordinary Shares underlying the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”); (iv) Series A warrants exercisable to purchase up to 2,673,796 Ordinary Shares (each a “Series A Warrant,” and collectively, the “Series A Warrants”); (v) Series B warrants to purchase 2,673,796 Ordinary Shares (each a “Series B Warrant,” and collectively, the “Series B Warrants” and together with the Series A Warrants, the “Warrants”); (vi) up to 5,347,592 Ordinary Shares underlying the Warrants (the “Warrant Shares”); (vii) warrants to purchase 213,903 Ordinary Shares issued to the Placement Agent (as defined herein) (the “Placement Agent Warrants”); and (viii) 213,903 shares underlying the Placement Agent Warrants (“Placement Agent Warrant Shares”). The Ordinary Shares, Pre-Funded Warrants and the Warrants are collectively referred to herein as the “Securities.” The Securities are to be issued pursuant to one or more Securities Purchase Agreements, a form of which is filed as Exhibit 10.10 to the Registration Statement between the Company and one or more purchasers of the Securities (the “Securities Purchase Agreement”). The Placement Agent Warrants are to be issued pursuant to an engagement agreement (the “Agreement”) between the Company and StockBlock Securities, LLC, as the exclusive Placement Agent of the Company (the “Placement Agent”).

As counsel to the Company in connection with the issuance of and sale of the above-referenced Securities and Placement Agent Warrants, we have reviewed the Registration Statement, Prospectus and the respective exhibits thereto and the Agreement. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and officers of the Company and such other matters as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that, as set forth in a separate opinion delivered to the Company on the date hereof by Carey Olsen (BVI) L.P., British Virgin Islands counsel to the Company, the Pre-Funded Warrants and Warrants have been duly authorized; and (v) the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

1185 AVENUE OF THE AMERICAS | 31ST FLOOR | NEW YORK, NY | 10036

T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW

We have also assumed that (i) the Company has been duly incorporated, and is validly existing and in good standing; (ii) the Company has requisite legal status and legal capacity under the laws of the jurisdiction of its incorporation; (iii) the Company has complied and will comply with all aspects of the laws of the jurisdiction of its incorporation, in connection with the transactions contemplated by, and the performance of its obligations under the Warrants; (iv) the Company has the corporate power and authority to execute, deliver, and perform all its obligations under the Warrants; (v) the Warrants have been duly authorized by all requisite corporate action on the part of the Company; (vi) except to the extent expressly stated in the opinions contained herein, the opinions stated herein are limited to the agreements specifically identified in the Agreement, Exhibit 4.2 (Form of Series A Warrant) to the Registration Statement, Exhibit 4.3 (Form of Series B Warrant) to the Registration Statement, the Agreement and a form of Securities Purchase Agreement without regard to any agreement or other document referenced in such agreement (including agreements or other documents incorporated by reference or attached or annexed thereto); (vii) the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof; (viii) service of process will be effected in the manner and pursuant to the methods of the State of New York at the time such service is effected; and (ix) at the time of exercise of the Warrants, a sufficient number of Ordinary Shares that have been reserved by the Company’s board of directors or a duly authorized committee thereof will be authorized and available for issuance.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (i) when the Pre-Funded Warrants are duly executed and delivered by the Company and paid for as described the Securities Purchase Agreement, such Pre-Funded Warrants will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency or other similar laws affecting creditors’ rights and to general equitable principles; (ii) when the Warrants are duly executed and delivered by the Company and paid for pursuant to the Securities Purchase Agreement, such Warrants will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency or other similar laws affecting creditors’ rights and to general equitable principles, and (iii) when the Placement Agent Warrants are duly executed and delivered by the Company and paid for pursuant to the Agreement, such Warrants will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency or other similar laws affecting creditors’ rights and to general equitable principles.

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The opinion set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to liability where such indemnification or contribution is contrary to public policy. We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws.

Our opinion is limited to the laws of New York. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. We advise you that matters of British Virgin Islands law are covered in the opinion of Carey Olsen (BVI) L.P., British Virgin Islands counsel for the Company, in Exhibit 5.1 to the Registration Statement.

We hereby consent to the inclusion of this opinion as Exhibit 5.2 to the Registration Statement and to the references to our firm therein and in the Prospectus under the caption “Legal Matters.” In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP

Sichenzia Ross Ference Carmel LLP

1185 AVENUE OF THE AMERICAS | 31ST FLOOR | NEW YORK, NY | 10036

T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW

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